NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF

THE ASIA TIGERS FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Repurchase Offer (as defined below) if stockholders’ certificates for shares of common stock, par value $0.001 per share (the “Shares”) of The Asia Tigers Fund, Inc. (the “Fund”), are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, January 13, 2012 (the “Repurchase Request Deadline”). The Fund has established a record date of December 16, 2011, for identifying stockholders eligible to receive Repurchase Offer materials. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Repurchase Request Deadline. See Section 5, “Procedure for Tendering Shares,” of the Offer to Purchase.

The Depositary:

BNY MELLON INVESTMENT SERVICING (U.S.) INC.

Facsimile Copy Number:
(201) 680-4626

Confirm by Telephone:
(201) 680-4860

For Account Information Call:

Georgeson Inc.

Toll Free: 1-877-847-1383

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier or By Hand:

BNY Mellon Investment Servicing (U.S.) Inc.	BNY Mellon Investment Servicing (U.S.) Inc.
c/o Mellon Investor Services LLC	c/o Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Newport Office Center VII
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Mail Drop – Reorg
Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The Asia Tigers Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated December 23, 2011 and the related Letter of Transmittal (which together constitute the “Repurchase Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 5, “Procedure for Tendering Shares,” of the Offer to Repurchase.

Corp Act Voluntary COY GRR

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

☐      The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan:

  Yes  No

(Note: If neither of these boxes is checked,
any such uncertificated Shares will not be tendered.)

Dated:	Signature(s)

Corp Act Voluntary COY GRR	2

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depositary Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Repurchase Request Deadline of the Repurchase Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please Print)
Title:
City State Zip Code
Area Code and Tel. No.	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

Corp Act Voluntary COY GRR	3